Exhibit 10.2
GE Capital, Transportation Finance
803 548 2736
803 753 9306
hannah.davis@ge.com
August 12, 2011

Loan Commitment
Hannah Lord Davis     VP Relationship Manager

Choice Environmental Services, Inc.
4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

     General Electric Capital Corporation is pleased to submit to you the following commitment (this “Commitment”) to provide financing on the terms set forth below.

TRANSACTION:	One or more fixed rate loans (each a “Loan”), made during the Loan Commencement Dates, totaling in the aggregate, no more than the Total Funding Amount (described below).

LENDER:	General Electric Capital Corporation or an affiliate and/or its assigns (all of which are designated “GE Capital” in this Commitment).

BORROWER:	Choice Environmental Services, Inc.

GUARANTORS:	Swisher Hygiene, Inc.

SUPPLIER:	Various

FINANCED ASSETS:	Various Refuse industry trucks, carts, compactors and containers.

ANTICIPATED DELIVERY DATE:	August 2011-February 8, 2012, with a renewal option at 6 months if approved by GE Capital in its sole discretion upon a credit review.

ADVANCE RATES & ESTIMATED EQUIPMENT COST:	Trucks- 88% of Orderly Liquidation Value (“OLV”) (as determined by GE Capital in its sole discretion) for used equipment acquisitions, subject to final appraisal. The advance rate for new equipment purchases shall be a percentage of the purchase price of such new equipment to be determined by GE Capital in its sole discretion, and shall vary depending on the total amount of used equipment that has previously been or is contemporaneously being funded.

Carts/Compactors/Containers- 50% of OLV (as determined by GE Capital in its sole discretion) for used equipment acquisitions, subject to final appraisal. 50% of purchase price for new equipment purchases,.

GE Capital’s obligation regarding the aforementioned Carts/Compactors/Container commitment is subject to GE Capital’s sole discretion, is contingent on the financing of a certain amount of trucks (as determined by GE Capital at its sole discretion) and shall not exceed 30% of total committed funding amount.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

TOTAL FUNDING AMOUNT:	Not to exceed $16,362,748.00.

DOCUMENTATION:	Each Loan will be documented based on GE Capital’s standard loan and security documentation for transactions of this type, including without limitation a Loan and Security Agreement in substantially the form attached hereto.

LOAN COMMENCEMENT DATES:	The Transaction shall be made in one or more Loans, beginning no earlier than August 2011 and ending no later than February 8, 2012, with a renewal option at 6 months if approved by GE Capital in its sole discretion upon a credit review. For each Loan, the Loan Commencement Date shall be only upon satisfaction of the conditions described under “Conditions to Loan” below and subject to the restrictions provided herein. In no event shall the total aggregate of all advances exceed the Total Funding Amount.

TERM AND BASIC PAYMENT AMOUNTS:	Estimated basic payment amounts shall be determined exclusive of taxes and assuming an interest rate of 5.01% (the “Interest Rate”), subject to adjustment as described below, for 60 months.

ADJUSTMENT TO BASIC PAYMENT AMOUNTS:	This Commitment is for one or more fixed payment, fixed rate loans. The interest rate set forth above is based on an assumption that, at the time of each funding, the 5 year Swap rate will be 1.76%. If such rate has been changed between such date and closing, the interest rate and the payments set forth above will be adjusted accordingly.

The Interest Rate stated above reflects initial spread of 325 basis points over the current Swap Rate(1) of 1.76% (“Initial Rate”) as of July 28, 2011 (“Initial Quote Date”) and Lender reserves the right to adjust such quoted amounts prior to a Loan Commencement Date if the then reported Swap Rate is different from the Initial Rate. Also, Lender reserves the right to make an additional adjustment prior to a Loan Commencement Date if the Corporate Index Spread Average(3) is more than 25 basis points different from the Corporate Index Spread(2) as of the Initial Quote Date, which is 280 basis points.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

(1) “Swap Rate” means the interest rate for swaps that most closely approximates the initial term of the Loan as published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” currently available online at http://www.federalreserve.gov/releases/h15/update/ or such other nationally recognized reporting source or publication as Lender may specify.

(2) “Corporate Index Spread” means the U.S. Aggregate Corporate AA-Rated Index as calculated by Barclays Capital on an Option Adjusted Spread (OAS) basis currently available online at http://online.wsj.com/mdc/public/page/23022-bondbnchmrk. html?mod=mdc_bnd_pglnk or such other nationally recognized reporting source or publication as Lender may specify.

(3) “Corporate Index Spread Average” means the average of the daily Corporate Index Spreads over the period starting on the Initial Quote Date until the date of the last available Corporate Index Spread as of the Loan Commencement Date.

The Interest Rate and Loan Payments set forth above are only indicative of today’s pricing and therefore may be adjusted by GE Capital at its sole discretion for any reason, in any amount and at any time prior to the execution of the loan documents for each Loan.

PREPAYMENT FEE:	Borrower may at any time prepay each Loan in full, but not in part, however such prepayment must be accompanied by a prepayment fee equal to the following:

1% of the originally scheduled balance on the date of prepayment for each full twelve month period remaining under the loan as of the date of prepayment, with no prepayment fee in the final year of the loan.

GRANT OF SECURITY INTEREST:	Each Loan will be secured by a first priority, perfected security interest in the Financed Assets and any and all of the proceeds thereof.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

NET LOAN:	Each Loan will be a “net loan” with Borrower responsible for making payments under all circumstances. Borrower is specifically responsible for all expenses, maintenance, insurance and taxes relating to the purchase, selection, occupancy, possession and use of the Financed Assets.

MAINTENANCE AND INSURANCE:	All maintenance and insurance (fire, theft and extended coverage) are the responsibility of Borrower. Borrower will be responsible for maintaining in force property and liability insurance (including fire and theft and extended coverage) against such risks, pursuant to such terms, with companies and in such amounts, in each case, satisfactory to GE Capital. Borrower will be required to provide to Lender prior to any funding date, one or more certificate(s) of insurance evidencing the required coverage, in form and substances acceptable to Lender.

CONDITIONS TO LOAN:	On or prior to the Loan Commencement Date for each individual Loan, Borrower shall have satisfied conditions precedent, which are usual and customary for financings of this kind, and shall have delivered to GE Capital all documentation, fully-executed, that GE Capital, in its sole discretion may require, including, without limitation, the following:
•	GE Capital shall obtain 100% collateral inspection either by GE Capital or approved Appraisal Company.

•	GE Capital shall have received all executed documents related to the proposed Loan transactions in form and substance satisfactory to GE Capital;

•	the Financed Assets have been delivered, installed and accepted by Borrower;

•	delivery of information required under the PATRIOT Act and pursuant to customary know-your-customer policies;

•	delivery of customary officers’ certifications and good standing certificates;

•	satisfactory insurance requirements and endorsements in favor of Lender; and

•	satisfactory intercreditor and subordination agreements with all existing lien holders.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

COMMITMENT EXPIRATION:	This Commitment and all of its terms shall expire on February 8, 2012, with a renewal option at 6 months if approved by GE Capital in its sole discretion upon a credit review.
Commitment Fee. By signing below, Borrower acknowledges the terms and conditions of this Commitment and agrees to pay a commitment fee of $75,000.00 (the “Commitment Fee”). The Commitment Fee is non-refundable and deemed earned upon your acceptance of this Commitment, and shall be retained by GE Capital whether or not any of the financing(s) described herein is closed. However, should a financing described herein close, the Commitment Fee will be applied to the initial installment payment(s), except for a documentation charge of $1,000.00.
Termination Events. This Commitment may be terminated by GE Capital upon written notice to Borrower (by facsimile transmission, U.S. mail or overnight delivery service) upon the occurrence of any of the following:
(i) a material adverse change, as determined by GE Capital in its sole judgment, in the business prospects, projections, operations, management, financial or other conditions of Borrower, any Guarantor(s) or in the industry in which Borrower or Guarantor(s) operate that could preclude Borrower or any Guarantor from satisfying its obligation under the applicable loan agreement or any related document, or a change in control of any one of the aforesaid parties;
(ii) the occurrence of any disruption of, or any adverse change in, the leasing or lending market, leasing or loan syndication or financing, banking or capital market conditions;
(iii) Borrower or any Guarantor shall fail to comply with any term or condition hereof and such failure is not cured within (5) days of notice thereof;
(iv) Borrower or any Guarantor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (b) make a general assignment for the benefit of creditors, (c) be adjudicated a bankrupt or insolvent or (d) file for or take advantage of any bankruptcy, reorganization, insolvency, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or, if applicable, if corporate action shall be taken by Borrower or any Guarantor for the purpose of effecting any of the foregoing;
(v) GE Capital shall have become aware of any information not previously disclosed to it affecting Borrower, any Guarantor, or the Financed Assets that in GE Capital’s judgment is inconsistent in a material and adverse manner with any such information disclosed to GE Capital prior to the date hereof and that could preclude Borrower or any Guarantor from satisfying its obligation under the applicable loan agreement or any related document;
(vi) a default under or breach of any agreement between Borrower and GE Capital or between any Guarantor and GE Capital shall have occurred and not been cured within the applicable cure period, if any;
(vii) Lender in good faith believes that the prospect for repayment or performance under the Transaction is materially impaired; or
(viii) this Commitment shall have expired.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

Confidentiality. This Commitment supersedes all prior discussions, writings, indications of interest and proposals previously delivered to you, with respect to the financing described herein. This Commitment is being delivered to you in reliance upon the accuracy of all information furnished to GE Capital by you or on your behalf, and you acknowledge that this Commitment is confidential except as required by the Federal Securities laws or any Stock Exchange listing requirements and subject to the foregoing any dissemination of this Commitment by you to third parties is strictly prohibited. Nothing herein is to be construed as constituting tax, accounting or legal advice by GE Capital to any person.
Indemnity. Regardless of whether the financing described herein closes, you hereby agree to indemnify, defend and hold harmless each of GE Capital and its affiliates and their respective principals, directors, officers, employees, representatives, agents and third-party advisors (each, an “Indemnified Person”) from and against any and all losses, disputes, penalties, claims, expenses (including, without limitation, legal expenses) damages, and liabilities (including without limitation, environmental liabilities) of whatsoever kind and nature (including those arising from an Indemnified Person’s ordinary negligence) arising out of, in connection with, or relating to the Financed Assets, this Commitment, the financing described herein, the use or the proposed use of the proceeds thereof, any other transaction contemplated by this Commitment and any other transaction related thereto (collectively, “Claims”), regardless of whether such Indemnified Person is a party thereto; provided that no Indemnified Person shall be entitled to indemnity hereunder in respect of any Claim to the extent that the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnified Person. Under no circumstances shall GE Capital or any of its affiliates be liable for any punitive, special, exemplary, consequential or indirect damages that may be alleged to result in connection with, arising out of, or relating to, any Claims, this Commitment, the financing described herein, the use or the proposed use of the proceeds thereof, any other transaction contemplated by this Commitment and any other transaction related thereto.
Assignments and Amendments. This Commitment shall not be assignable by you without the prior written consent of GE Capital (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. This Commitment may not be amended or waived except by an instrument in writing signed by you and GE Capital.
Counterparts and Governing Law. This Commitment may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Commitment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The laws of the State of Texas (without giving effect to the conflicts of laws principles thereof) shall govern all matters arising out of, in connection with or relating to this Commitment, including, without limitation, its validity, interpretation, construction, performance and enforcement.
Venue and Submission to Jurisdiction. You consent and agree that the state or federal courts located in Dallas County, State of Texas, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Commitment, any transaction relating hereto, any other financing related thereto, and any investigation, litigation, or proceeding in connection with, related to or arising out of any such matters, provided, that you acknowledge that any appeals from those courts may have to be heard by a court located outside of such jurisdiction. You expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which either of them may have based upon lack of personal jurisdiction, improper venue or inconvenient forum.

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS COMMITMENT, THE FINANCING CONTEMPLATED HEREBY AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
Final Agreement. THIS COMMITMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS COMMITMENT.
Survival. Except to the extent expressly superseded by the applicable loan and security agreement(s), the provisions of this letter set forth under this heading and the headings Commitment Fee, Confidentiality, Indemnity, Assignments and Amendments, Counterparts and Governing Law, Venue and Submission to Jurisdiction and Waiver of Jury Trial shall survive the termination or expiration of this Commitment and shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered.
Miscellaneous. This Commitment Letter is being delivered to you in reliance upon the accuracy in all material respects of all information furnished to Lender by Borrower and Guarantors or on Borrower’s and Guarantors’ behalf. Nothing herein is to be construed as constituting tax, accounting, financial or legal advice by Lender to Borrower, any Guarantor or any other person.
If the foregoing terms and conditions are acceptable to you, please sign and return a copy of this Commitment Letter whereupon this Commitment Letter shall become effective. This Commitment and all of its terms shall expire on August 12, 2011 if GE Capital has not received your signed counterpart hereto by such date together with the Commitment Fee. If this Commitment is accepted by you in accordance with the foregoing sentence, then unless extended in writing by GE Capital (which extension may be granted or withheld by GE Capital in its sole discretion), the commitments contained herein shall expire at 5:00 p.m. Central time on the Commitment Expiration, as described above, unless the transactions contemplated and described by this Commitment are consummated on or before that date on the terms, and subject to the conditions, contained herein.
Sincerely,

/s/ Hannah Lord Davis

Hannah Lord Davis
VP Relationship Manager

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment

Accepted and agreed to as of

Date:	8/12/11
Choice Environmental Services, Inc.

By:	/s/ Thomas Aucamp

Name:	Thomas Aucamp

Title:	EVP

GE Capital, Transportation Finance	August 12, 2011
Hannah Lord Davis	Loan Commitment